                                   AGREEMENT

            AGREEMENT dated as of May 28, 1998 (this "Agreement") between First Hawaiian, Inc., a Delaware corporation (the "FHI"), and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP").

            WHEREAS, concurrently with the execution and delivery of this Agreement, FHI and BancWest Corporation, a corporation organized under the laws of California ("BancWest"), are entering into an Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof, among other things, BancWest will merge (the "Merger") with and into FHI and all of the outstanding shares of common stock, without par value, of BancWest will be converted into shares of Class A Common Stock (as defined in the Merger Agreement; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

            WHEREAS, BNP is the beneficial and record owner of all of the issued and outstanding shares of common stock, without par value, of BancWest (the "BancWest Stock"); and

            WHEREAS, in consideration of, and as an inducement to FHI's agreement to enter into the Merger Agreement, BNP has agreed to enter into this Agreement with FHI.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES

            1.1 Representations and Warranties of BNP. BNP represents and warrants to FHI as follows:

            (a) Authority; No Violation. (i) BNP has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BNP. No stockholder or other securityholder consent or approval is required or will be required to be obtained by BNP for the execution, delivery and performance by BNP of this Agreement or the other Transaction Agreements or the consummation by BNP of the transactions
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      contemplated hereby or thereby or for the execution, delivery and performance by BancWest of the Merger Agreement or the consummation by BancWest of the transactions contemplated thereby. This Agreement has been duly executed and delivered by BNP and (assuming due authorization, execution and delivery by FHI) constitutes the valid and binding obligation of BNP, enforceable against BNP in accordance with its terms, and when the other Transaction Agreements have been duly executed and delivered by BNP each such Transaction Agreement will constitute (assuming due authorization, execution and delivery by FHI) the valid and binding obligation of BNP, enforceable against BNP in accordance with its terms.

                  (ii) The execution and delivery by BNP of this Agreement and the other Transaction Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any Violation pursuant to, (x) any provision of the articles of incorporation or by-laws or comparable organizational documents of BNP, or
      (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BNP or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would be reasonably likely to have a material adverse effect (as defined in the Merger Agreement) on BancWest or on the ability of BNP to perform its obligations under this Agreement or under the other Transaction Agreements on a timely basis.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is or will be required by or with respect to BNP in connection with the execution and delivery of this Agreement and the other Transaction Agreements, the execution and delivery of the Merger Agreement by BancWest or the consummation by BNP and BancWest, as the case may be, of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on BancWest or on the ability of BNP to perform its obligations hereunder or under the other Transaction Agreements on a timely basis, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve under the BHC Act and the FRA and approval of same, (B) the filing by FHI with the SEC of the Proxy Statement, (C) the State Banking Approvals and any applicable State Takeover Approvals, (D) notification of the proposed issuance of the shares of Class A Common Stock to the Nasdaq National Market pursuant to Schedule D to the By-Laws of the NASD, (E) notices under the HSR Act and (F) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and with the Secretary of State of the State of California of the Agreement of Merger.

            (b) Ownership of BancWest Common Stock. All of the shares of BancWest Common Stock issued and outstanding as of the date of this Agreement are owned by
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      BNP, free and clear of any lien or encumbrance and as of the Closing Date all of the outstanding shares of BancWest Common Stock shall be owned by BNP, free and clear of any lien, claim or encumbrance (other than shares issued to FABC pursuant to Section 5.6 of the Merger Agreement, which shall be owned by FABC free and clear of any lien, claim or encumbrance).

            (c) Ownership of Capital Stock of FHI. Neither BNP nor any of its Subsidiaries or other affiliates beneficially owns, directly or indirectly, any shares of capital stock of FHI, securities of FHI convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is BNP or any of such Subsidiaries or other affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of FHI or any such other securities, options, warrants or other rights (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which BNP or one of its Subsidiaries acts as investment advisor, that in any such case are beneficially owned by third parties; to the best knowledge of BNP, the total number of shares held in such capacities by Subsidiaries, branches and operations of BNP in the United States as of the date of this Agreement, does not exceed 3% of FHI's total outstanding Common Stock).

            (d) Investment Intent. BNP is aware that none of the shares of Class A Common Stock to be received in the Merger are registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws. BNP is not an underwriter, as such term is defined under the Securities Act, with respect to such shares of Class A Common Stock and BNP is acquiring the Class A Common Stock pursuant to the Merger Agreement solely for its own account for investment purposes, with no present intention to distribute any such shares of Class A Common Stock to any person, and will not sell or otherwise dispose of the shares of Class A Common Stock except in compliance with the registration requirements, or in transactions exempt from the registration requirements, under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws and subject to compliance with the terms of the Standstill Agreement.

            (e) Information Supplied. None of the information supplied or to be supplied by BNP for inclusion in the Proxy Statement will, at the date of mailing to stockholders of FHI and at the time of the Stockholders'
      Meeting to be held in connection with obtaining the FHI Stockholder Approval, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any
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      statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders' Meeting which has become false or misleading.

            (f) Litigation. There is no Litigation pending to which BNP is a party or by which any of its assets may be bound or, to the best knowledge of BNP, threatened, against or affecting BNP which could reasonably be expected, individually or in the aggregate, to have a material adverse effect (as defined in the Merger Agreement) on BancWest or on the ability of BNP to perform its obligations under this Agreement or under any other Transaction Agreement on a timely basis, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BNP having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

            (g) Agreements with Bank Regulators. Except as previously disclosed in Section 3.1(l) of the BancWest Disclosure Schedule, BNP is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by BancWest and its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies or management, nor has BNP been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

            1.2 Representations and Warranties of FHI. FHI warrants to BNP as follows:

            (a) Authority; No Violation. (i) FHI has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and, subject to obtaining the FHI Stockholder Approval and the filing of the Charter Amendments, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FHI, subject to obtaining the FHI Stockholder Approval. This Agreement has been duly executed and delivered by FHI and (assuming due authorization, execution and delivery by FHI) constitutes the valid and binding obligation of FHI, enforceable against FHI in accordance with its terms, and when the other Transaction Agreements have been duly executed and delivered by FHI each such Transaction Agreement will constitute (assuming due authorization, execution and delivery by BNP) the valid and binding obligation of FHI, enforceable against FHI in accordance with its terms.

            (ii) Except as set forth in Section 3.2(c) of the FHI Disclosure Schedule to the Merger Agreement, the execution and delivery by FHI of this Agreement and the other Transaction Agreements to which it is or becomes a party does not, and the
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      consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any Violation pursuant to, (x) any provision of the articles of incorporation or by-laws of FHI, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FHI or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would be reasonably likely to have a material adverse effect on the ability of FHI to perform its obligations under this Agreement or under t(he other Transaction Agreements on a timely basis.

            (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is or will be required by or with respect to FHI in connection with the execution and delivery of this Agreement and the other Transaction Agreements or the consummation by FHI of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on FHI or on the ability of FHI to perform its obligations hereunder or thereunder on a timely basis, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and the FRA and approval of same,
      (B) the filing by FHI with of the Proxy Statement, (C) the State Banking Approvals and the State Takeover Approvals, (D) notification of the proposed issuance of the shares of Class A Common Stock to the Nasdaq National Market pursuant to Schedule D to the By-Laws of the NASD, (E) notices under the HSR Act and (F) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and with the Secretary of State of the State of California of the Agreement of Merger.

            (b) Litigation. There is no Litigation pending to which FHI is a party or by which any of its assets may be bound or, to the best knowledge of FHI, threatened, against or affecting FHI which could reasonably be expected, individually or in the aggregate, to have a material adverse effect (as defined in the Merger Agreement) on FHI or on the ability of FHI to perform its obligations under this Agreement or under any other Transaction Agreement on a timely basis, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FHI having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

                                  ARTICLE II

                              CERTAIN AGREEMENTS

            2.1 Preparation of the Proxy Statement. At least ten Business Days prior to the mailing of the Proxy Statement, BNP shall furnish to FHI such information regarding the
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identity and background of, and such other information regarding, each of the
Class A Nominees permitted to be designated by BNP pursuant to Section 5.1(a) of the Standstill Agreement as may be required by the Exchange Act and the rules and regulations promulgated by the SEC thereunder to be set forth in such Proxy Statement, which shall include BNP's requested apportionment of such Class A Nominees among the three classes of directors of FHI (which shall provide for the apportionment of such Class A Nominees equally among such three classes). BNP agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

            2.2 Bank of the West and BancWest Preferred Stock. Prior to the Effective Time, (a) BNP shall cause FABC to transfer all of the issued and outstanding shares of the Series A Preferred Stock owned by FABC to BancWest in exchange for shares of BancWest Common Stock and (b) BNP shall (i) exercise, or transfer to an affiliate of BNP (the "Designated Affiliate") and cause such affiliate to exercise, the Purchase Option with respect to the BancWest Preferred Stock effective as of the Effective Time, (ii) provide for a Purchase Date on or prior to the Closing Date, (iii) acquire, or cause such Designated Affiliate to acquire, beneficial ownership of the outstanding shares of BancWest Preferred Stock free and clear of any lien, claim or other encumbrance and duly vote all such shares in favor of the approval of the Merger Agreement, and (iv) transfer all of the shares of BancWest Preferred Stock to the Surviving Corporation effective as on or before the Closing Date, in exchange for a payment by the Surviving Corporation of an amount equal to the aggregate price (the "Preferred Purchase Price") paid by BNP or such Designated Affiliate upon exercise of the Purchase Option. If requested by BNP not less than two Business Days prior to the Closing Date, FHI shall lend to the Designated Affiliate on the Closing Date an amount equal to the Preferred Purchase Price, which amount shall be credited against the payment required to be made by the Surviving Corporation to such Designated Affiliate pursuant to clause (iv) of the preceding sentence.

            2.3 No Solicitations. From the date hereof until the earlier of the Effective Time or the termination of the this Agreement, BNP agrees that neither it, nor any of its respective Subsidiaries, affiliates or agents shall, nor shall it authorize or permit any of its Representatives retained by it or any of its Subsidiaries, affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing.

            2.4 Dividends. BNP understands and agrees with FHI that notwithstanding whether the Effective Time occurs prior to the record date for the payment of the fourth quarter dividend on FHI Common Stock (if the Effective Time occurs on or prior to December 31, 1998) or prior to the record date for the payment of the 1999 first quarter dividend on FHI Common Stock (if the Effective Time occurs after December 31, 1998 and on or prior to March 31,
1999), BNP shall not be entitled to receive, and hereby waives any right to, any such dividend payable to it as a result of its being a record holder of shares of Class A Common Stock on such record date.
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            2.5 Covenants of BancWest. BNP will not take any action to prevent
BancWest from performing its covenants and agreements contained in Articles IV and V of the Merger Agreement.

            2.6 Legal Conditions. BNP will not take any action to prevent BancWest from taking, or causing to be taken, all actions, or doing, or causing to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby and by the Merger Agreement.

            2.7 Intercompany Transactions. BNP shall, and shall cause Bank of the West to, take such action as is necessary to ensure that any arrangements, contracts, agreements or transactions between BancWest or any of its Subsidiaries, on the one hand, and BNP and any of its affiliates, on the other hand (other than the office lease for the premises located on Montgomery Street in San Francisco, California, referred to in Section 3.1(i) of the BancWest Disclosure Schedule), may be terminated by the Surviving Corporation upon not more than 30 days' notice following the Effective Time without the payment of any financial penalty or fee.

            2.8 Closing Certificate of BNP. On the Closing Date, BNP shall deliver a certificate signed on behalf of BNP by its authorized officer to the effect that (i) BNP has performed in all material respects all obligations to be performed by it under this Agreement and (ii) the representations and warranties of BNP contained herein were true and correct when made and are true and correct (except to the extent such representations speak as of an earlier date) as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation or on FHI's ability to exercise and enforce its rights under the Transaction Agreements.

            2.9 Closing Certificate of FHI. On the Closing Date, FHI shall deliver a certificate signed on behalf of FHI by its Chairman and Chief Executive Officer and a Vice Chairman to the effect that the representations and warranties of FHI contained herein were true and correct when made and are true and correct (except to the extent such representations speak as of an earlier date) as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on BNP or the Surviving Corporation or on BNP's ability to exercise and enforce its rights under the Transaction Agreements.

                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Expiration of Representations and Warranties. Except as set forth below, the respective representations and warranties of BNP and FHI contained in this Agreement shall not survive the Effective Time. The respective representations and warranties (x) of
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BNP and FHI contained in Sections 1.1(a)(i), 1.1(b), 1.1(c), 1.1(d), 1.1(e) and
1.2(a)(i) of this Agreement and of BancWest and FHI contained in Sections 3.1(b), 3.1(c)(i), 3.1(s), 3.2(b), 3.2(c)(i), and 3.2(s) of the Merger Agreement
(collectively, the "Non-Limited Representations and Warranties") shall survive the Effective Time without limitation as to time and (y) of BancWest and FHI contained in Sections 3.1(k), 3.1(r) and 3.2(k) of the Merger Agreement shall survive the Effective Time until the date which is eighteen months after such Effective Time; provided, however, that any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section 3.1 to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto in accordance with
Section 3.2 or 3.3 hereof, as the case may be, prior to such time. The covenants set forth in Sections 2.3, 2.5, 2.6, 2.8 and 2.9 of this Agreement shall not survive the Effective Time. Neither the officers, directors or affiliates of BNP or FHI nor any controlling person, legal representative, heir, successor or assign of any such officer, director or affiliate shall have any liability for any breach of any representation, warranty, covenant or agreement of BNP or FHI under this Agreement contained herein.

            3.2 Indemnification Against Loss Due to Inaccuracies in the Representations and Warranties of BNP and BancWest, Etc. BNP agrees to indemnify FHI against, and agrees to hold FHI harmless from, all losses, costs, damages, liabilities, claims, demands, judgments, settlements and expenses of any nature whatsoever, governmental or non-governmental (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) (collectively, "Losses") incurred directly or indirectly because or resulting from or arising out of the fact that any matter which is the subject of a representation or warranty of BNP or BancWest specifically referred to in
Section 3.1 of this Agreement is not as represented or warranted (without regard, for this purpose, to any materiality qualification or limitation set forth therein). Notwithstanding anything to the contrary contained in this
Section 3.2, BNP shall not have any obligation to indemnify and hold harmless FHI pursuant to this Section 3.2 unless the aggregate amount, if any, by which such Losses under all matters subject to this Section 3.2 exceed in total $10 million in which event BNP shall be liable for all Losses in excess of $10 million up to a maximum of $175 million.

            3.3 Indemnification Against Loss Due to Inaccuracies in FHI's Representations and Warranties, Etc. FHI agrees to indemnify BNP against, and agrees to hold BNP harmless from, all Losses incurred directly or indirectly because or resulting from or arising out of the fact that any matter which is the subject of a representation or warranty of FHI specifically referred to in
Section 3.1 of this Agreement is not as represented or warranted (without regard, for this purpose, to any materiality qualification or limitation set forth therein). Notwithstanding anything to the contrary contained in this
Section 3.3, FHI shall not have any obligation to indemnify and hold harmless BNP pursuant to this Section 3.3 unless the aggregate amount, if any, by which such Losses under all matters subject to this Section 3.3 exceed in total $10 million in which event FHI shall be liable for all Losses in excess of $10 million up to a maximum of $175 million.

            3.4 Procedure. (a) In the event that any person shall incur or suffer any Losses in respect of which indemnification may be sought hereunder (other than pursuant to
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Section 3.5) by FHI or BNP, the party seeking to be indemnified hereunder (the
"Indemnitee") shall assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor") stating the nature and basis of such claim. Any Notice must be given not later than the date which is eighteen months after the Effective Time, provided that any claim for indemnification made with respect to any matter which is the subject of any Non-Limited Representation and Warranty may be made at any time, subject only to the applicable statute of limitations in the relevant jurisdiction. In the case of Losses arising or which may arise by reason of any third party claim (a "Third Party Claim"), promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of such Third Party Claim with respect to any matter in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall give Notice to the Indemnitor, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any such Third Party Claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice, in which event the Indemnitor shall assume all past and future responsibility for such Third Party Claim, including reimbursing the Indemnitee for all prior reasonable legal expenses incurred in connection therewith. If the Indemnitor shall assume the defense of such Third Party Claim, it shall not settle such Third Party Claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Third Party Claim. As long as the Indemnitor is contesting any such Third Party Claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such Third Party Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Third Party Claim as provided in this subsection, the Indemnitee shall be permitted to participate in the defense of such Third Party Claim and to employ counsel at its own expense; provided, however, that if the defendants in any action shall include both an Indemnitor and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnitor; provided that the Indemnitor shall not be obligated to pay the expenses of more than one separate counsel for all Indemnitees with respect to any Third Party Claim or group of related Third Party Claims.

            (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Third Party Claim within the prescribed period of time and as required above, or shall notify the Indemnitee that it will not assume the defense of any such Third Party Claim, then the Indemnitee may assume the defense of any such Third Party Claim, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determination made in such Third Party Claim or any settlement thereof effected by the Indemnitee, provided that the Indemnitee shall not effect any such settlement without the prior written consent of the Indemnitor (such consent not to be unreasonably withheld). The Indemnitor shall be permitted to join in the defense of such Third Party Claim and to employ counsel at its own expense.
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            (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

            (d) After the Closing Date, the indemnification in this Article III, and any other indemnification expressly provided in this Agreement and the terms of any other agreements or documents delivered pursuant to this Agreement, will be the sole and exclusive remedy of FHI or BNP, as the case may be, with respect to any and all Losses incurred directly or indirectly because or resulting from or arising out of this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, the wilful breach by the other party or parties of any of its representations, warranties, covenants or agreements set forth in this Agreement). In furtherance of the foregoing, each of BNP and FHI hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than as contemplated by the preceding sentence) it may have against the other party, their affiliates and their respective officers, directors, employees, stockholders, agents and representatives which arise under or are based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation (including any such relating to environmental matters) and which are with respect to such Losses.

            (e) An Indemnitee's right to indemnification under this Article IV shall not be subject to set-off for any claim by the Indemnitor against such Indemnitee.

            3.5 Tax Indemnity. (a) BNP shall be responsible for, shall pay or cause to be paid, and shall indemnify and hold harmless FHI and its affiliates (including any Subsidiary of BancWest which becomes a Subsidiary of the Surviving Corporation) from and against any and all taxes (as defined in the Merger Agreement) for or in respect of each of the following:

            (i) with respect to any and all taxes of any member (other than BancWest or any of its Subsidiaries) of a consolidated, combined or unitary group of which BancWest or any of its Subsidiaries (or any predecessor) is or was a member on or prior to the Effective Time by reason of the liability of BancWest or any of its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, by contract, or otherwise;

            (ii) with respect to any and all taxes payable to the California Franchise Tax Board as a result of the proceeding referred to in Note 12 to the Notes to the Consolidated Financial Statements of The Bank of the West for the years ended December 31, 1997, 1996 and 1995 to the extent such taxes shall exceed any reserves therefor on the books of Bank of the West at the date hereof; and

            (iii) any payments required to be made after the Closing Date under any tax sharing, tax indemnity, tax allocation or similar contracts (whether or not written) to which BancWest and its Subsidiaries was obligated, or was a party, on or prior to the Closing Date other than agreements to which the only parties are one or more of BancWest and any of its Subsidiaries.

            (b) For federal income tax purposes, the taxable year of each Subsidiary of BancWest shall end as of the Effective Time, and, with respect to all other taxes BNP, BancWest and FHI shall, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of each Subsidiary of BancWest at the end of the day on the Effective Time. In any case where applicable law does not permit any Subsidiary of BancWest to close its taxable year at the Effective Time, then taxes attributable to the taxable period of such Subsidiary of BancWest beginning on or before and ending after the Effective Time (including any taxes resulting from a tax audit or administrative or court proceeding) shall be apportioned to the period ending on the Effective Time and to the period beginning on the day after the Effective Time by means of a closing of the books and records of such Subsidiary of BancWest as of the close of business on the Effective Time and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days unless such tax is transaction based (such as sales, transfer and other similar taxes) in which case such tax shall be apportioned to the period in which the related transaction occurred/occurs.

            (c)(i) BNP shall have the sole right to represent BancWest's interests in any tax audit or administrative or court proceeding relating to any tax covered by Section 3.5(a) and to employ counsel of its choice; provided, that, at FHI's request, BNP will consult with FHI concerning such proceeding and give fair consideration to its views insofar as they could reasonably affect FHI's ongoing business or interests; provided, further, that BNP shall not, without the prior written consent of FHI (which shall not be unreasonably withheld), settle any such claim or proceeding that imposes material obligations on the Surviving Corporation or its Subsidiaries or that could reasonably be expected to have a material adverse effect on the Surviving Corporation. BNP shall promptly notify FHI if it decides not to control the defense or settlement of any such tax audit or administrative or court proceeding and FHI thereupon shall be permitted to defend and settle such tax audit or proceeding.

            (ii) With respect to any taxable period of a Subsidiary of BancWest beginning before and ending after the Effective Time, FHI and BNP shall jointly control the defense and settlement of any tax audit or administrative or court proceeding relating to any tax covered by Section 3.5(a) and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld; provided, however, that if either party shall refuse to consent to any settlement, closing or other agreement that the other party proposed to accept (a "Proposed Settlement"), then (A) the liability with respect to the subject matter of the Proposed Settlement of the party who proposed to accept the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and (B) the other party shall be responsible for all expenses incurred thereafter in connection with the contest of such tax audit or proceeding except to the extent that the final settlement imposes less liability on the party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed.

            (d)(i) FHI shall, or cause each Subsidiary of BancWest to, prepare or cause to be prepared, and shall timely file or cause to be timely filed, all tax returns which include BancWest and its Subsidiaries or their assets or operations for all taxable periods ending on or before the Effective Time (which tax returns shall include the assets or operations of BancWest and its Subsidiaries through and including the Effective
Time). Such tax returns shall be prepared in a manner consistent with past practices.

            (ii) FHI shall pay or cause to be paid all taxes shown as due and owing on such tax returns or otherwise levied or assessed upon BancWest and its Subsidiaries or any of their assets or BNP with respect to BancWest and its Subsidiaries or any of their assets on or prior to the Effective Time.

            (iii) FHI shall be responsible for filing all other tax returns required to be filed after the Effective Time by or on behalf of BancWest, or with respect to its assets and operations.

            (iv) BNP and FHI shall cooperate fully with each other in connection with the preparation and timely filing of any tax returns required to be prepared and filed by FHI hereunder. FHI shall and shall cause each Subsidiary of BancWest to provide access to BNP at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Effective Time, to such tax data of BancWest as BNP may from time to time reasonably request and will furnish, and request the independent accountants and legal counsel of FHI to furnish to BNP such additional tax and other information and documents in the possession of such persons as BNP or FHI may from time to time reasonably request.

            (e) Any claim for indemnity hereunder may be made at any time prior to 60 days after the expiration of the applicable tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

            3.6 Survival. The indemnities provided in this Article III shall survive the Effective Time as provided herein.

            3.7 Basis Adjustment. The parties intend that any indemnification payment made pursuant to this Article III will be treated as a basis adjustment for purposes of the Merger Agreement.

            3.8 FHI Remittance. Within three Business Days following any final resolution (without the possibility of appeal) of the matter referred to in
Section 3.5(a)(ii), FHI shall pay to BNP cash equal to the amount of any positive difference resulting from subtracting the taxes actually paid or payable to the Franchise Tax Board with respect to such matter from the reserves therefor on the books of Bank of the West as of the date of this Agreement.

                                   ARTICLE IV

                                   TERMINATION

            4.1 Termination. This Agreement shall terminate automatically and without any additional action by either of the parties hereto, upon the termination of the Merger Agreement in accordance with its terms.

                                    ARTICLE V

                               GENERAL PROVISIONS

            5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

      (a) if to FHI, to

      First Hawaiian, Inc.
      999 Bishop Street
      Honolulu, Hawaii 96813
      Attention:  Howard H. Karr
      Telecopy No.:  (808) 533-7844

      with a copy to

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, N.Y. 10017
      Attention:  Lee Meyerson, Esq.
      Telecopy No.:  (212) 455-2502

            and

      (b) if to BNP, to

      Banque Nationale de Paris
      16, Boulevard des Italiens
      75009, Paris, France
      Attention:  General Counsel
      Telecopy No.:  (011) 33-1-40-14-86-30

      with copies to

      Pillsbury Madison & Sutro LLP
      235 Montgomery Street
      San Francisco, California 94104
      Attention:  Rodney R. Peck, Esq.
      Fax: (415) 983-1200

      and

      Cleary Gottlieb Steen & Hamilton
      One Liberty Plaza
      New York, New York 10006
      Attention:  Robert L. Tortoriello, Esq.
      Fax:  (212) 225-3999

            5.2 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 28, 1998.

            5.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

            5.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Merger Agreement and the documents and the instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this

Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            5.5 Governing Law; Consent to Jurisdiction. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 5.5, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

      (ii) BNP hereby irrevocably designates FABC (in such capacity, the "Process Agent"), with an office at 200 Liberty Street, New York, New York, 10281, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to BNP in the manner provided in Section 5.1. Each of FHI and BNP further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. BNP expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that BNP's consent to jurisdiction and service contained in this Section 5.5 is solely for the purpose referred to in this Section 5.5 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. If the Process Agent shall cease to act as such or to exist, BNP covenants that it shall appoint without delay another such agent reasonably satisfactory to FHI.

            5.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            5.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            IN WITNESS WHEREOF, FHI and BNP have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                                         FIRST HAWAIIAN, INC.


                                         By: /s/ Walter A. Dods, Jr.
                                             -------------------------------
                                             Name:  Walter A. Dods, Jr.
                                             Title: Chairman and Chief
                                                    Executive Officer

                                         BANQUE NATIONALE DE PARIS


                                         By: /s/ Levy Garboua
                                             -------------------------------
                                             Name:  Levy Garboua
                                             Title: Directeur General Delegue